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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-75416 of The Gap, Inc. on Form S-4 of our report dated March 12, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended February 2, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
April 1, 2002